UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2020

UNITED COMMUNITY BANKS, INC.

(Exact name of registrant as specified in its charter)

Georgia	001-35095	58-1807304
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

125 Highway 515 East, Blairsville, Georgia	30512
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (706) 781-2265

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common stock, par value $1 per share	UCBI	Nasdaq Global Select Market
Depositary shares, each representing 1/1,000th interest in a share of Series I Non-Cumulative Preferred Stock	UCBIO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On June 17, 2020, United Community Banks, Inc. (the “Company”) completed its previously announced public offering of $100,000,000 aggregate principal amount of its 5.000% Fixed-to-Floating Rate Senior Notes due 2030 (the “Notes”).

The offering of the Notes was consummated pursuant to the terms of an Underwriting Agreement (the “Underwriting Agreement”), dated June 12, 2020, between the Company, as issuer, and U.S. Bancorp Investments, Inc., as the representative of the several underwriters listed on Schedule A thereto, and pursuant to the Company’s registration statement dated April 20, 2018 on Form S-3 (File No. 333-224367), and subsequently amended by the Post-Effective Amendment No. 1 filed on June 3, 2020 (as so amended, the “Registration Statement”), as supplemented by the prospectus supplement, dated June 12, 2020 (the “Prospectus Supplement”), filed with the Securities and Exchange Commission on June 16, 2020. The Underwriting Agreement includes customary representations, warranties and covenants by the Company, indemnification rights and obligations of the parties and termination provisions.

The Notes were issued pursuant to the Indenture, dated as of June 17, 2020 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of June 17, 2020 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee.

The Notes will bear interest at a fixed rate of 5.000% per annum from and including June 17, 2020 to, but excluding, June 15, 2025 (the “Fixed Rate Period”). Interest accrued on the Notes during the Fixed Rate Period will be payable semi-annually in arrears on June 15 and December 15 of each year. The Notes will bear a floating interest rate from, and including June 15, 2025, to, but excluding, the maturity date (as defined in the prospectus supplement under the caption “Description of the Senior Notes – Interest”) or earlier redemption date (the “Floating Rate Period”). The floating interest rate will be reset quarterly, and the interest rate for any Floating Rate Period shall be equal to a benchmark rate, expected to be the then-current Three-Month Term SOFR, plus 487 basis points for each quarterly interest period during the Floating Rate Period. During the Floating Rate Period, interest on the Notes will be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year.

The Senior Notes are redeemable, in whole or in part, at the option of the Company on any interest payment date on or after June 15, 2025. The redemption price will be equal to 100% of the principal amount of the Senior Notes being redeemed, plus accrued and unpaid interest to but excluding the redemption date. The Company will provide 30 to 60 calendar days’ notice of the redemption to the registered holders of the Senior Notes. Other than as set forth in this paragraph, the Senior Notes are not redeemable prior to maturity.

The foregoing descriptions of the Underwriting Agreement, the Indenture and the Notes are each qualified in their entirety by reference to the full text of the Underwriting Agreement, the Base Indenture and the Supplemental Indenture and the Notes, respectively, copies of which are attached hereto as Exhibit 1.1, Exhibit 4.1, Exhibit 4.2, and Exhibit 4.3, respectively, and are incorporated herein by reference. A copy of the opinion of Squire Patton Boggs (US) LLP, counsel to the Company, relating to the legality of the Notes is filed as Exhibit 5.1 hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Notes and the Indenture set forth in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated June 12, 2020
4.1	Indenture, dated as of June 17, 2020, by and between United Community Banks, Inc. and U.S. Bank National Association, as trustee
4.2	First Supplemental Indenture, dated as of June 17, 2020, by and between United Community Banks, Inc. and U.S. Bank National Association, as trustee
4.3	Form of 5.000% Fixed-to-Floating Senior Notes due 2030 (attached as Exhibit A in Exhibit 4.2 hereto)
5.1	Opinion of Squire Patton Boggs (US) LLP
23.1	Consent of Squire Patton Boggs (US) LLP (included in Exhibit 5.1 hereto)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED COMMUNITY BANKS, INC.

By:	/s/ Melinda Davis Lux
Name:	Melinda Davis Lux
Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: June 17, 2020